Exhibit 99.4

CONSOLIDATED BALANCE SHEETS
Bank One Corporation and Subsidiaries

	June 30	December 31
(Dollars in millions)	2004	2003

Assets
Cash and due from banks	$14,669	$17,089
Interest-bearing due from banks	7,310	3,093
Federal funds sold and securities purchased under resale agreements	12,163	15,551
Trading assets	3,132	11,584
Derivative product assets	5,105	5,208
Investment securities	73,097	84,951
Interests in purchased receivables	30,184	32,938
Loans (1)	135,034	138,147
Allowance for loan losses	(3,123)	(3,472)

Loans, net	131,911	134,675
Premises and equipment	3,174	2,960
Goodwill	2,057	2,061
Other intangible assets	697	758
Other assets	15,804	15,695

Total assets	$299,303	$326,563

Liabilities
Deposits:
Demand	$21,495	$24,485
Savings	107,056	99,175
Time:
Under $100,000	12,462	13,708
$100,000 and over	8,764	9,234
Foreign offices	14,698	18,019

Total deposits	164,475	164,621
Federal funds purchased and securities sold under repurchase agreements	7,256	20,573
Other short-term borrowings	38,317	47,740
Long-term debt	42,483	46,764
Insurance policy and claims reserves	6,476	6,713
Derivative product liabilities	3,782	4,050
Other liabilities	12,358	12,683

Total liabilities	275,147	303,144

Commitments and contingencies (see Notes 16 and 18)

Stockholders’ Equity
Common stock ($0.01 par value; authorized 4,000,000,000; issued 1,181,375,688)	12	12
Surplus	10,533	10,290
Retained earnings	16,850	15,514
Accumulated other adjustments to stockholders’ equity	(192)	127
Deferred compensation	(277)	(189)
Treasury stock, at cost (68,124,671 and 61,800,269 shares, respectively)	(2,770)	(2,335)

Total stockholders’ equity	24,156	23,419

Total liabilities and stockholders’ equity	$299,303	$326,563

(1)	Includes loans held for sale of $8.0 billion and $12.0 billion at June 30, 2004 and December 31, 2003, respectively.

The accompanying notes are an integral part of this statement.

CONSOLIDATED INCOME STATEMENTS
Bank One Corporation and Subsidiaries

	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share data)	2004	2003	2004	2003

Net Interest Income:
Interest income	$3,173	$3,130	$6,470	$6,317
Interest expense	1,032	1,160	2,125	2,363

Total net interest income	2,141	1,970	4,345	3,954
Noninterest Income:
Banking fees and commissions	452	458	938	898
Credit card revenue	1,005	911	1,905	1,762
Service charges on deposits	440	413	861	796
Fiduciary and investment management fees	182	161	374	321
Investment securities (losses) gains	(64)	152	65	221
Trading gains (losses)	96	(76)	152	(72)
Other income	140	83	317	135

Total noninterest income	2,251	2,102	4,612	4,061

Total revenue, net of interest expense	4,392	4,072	8,957	8,015
Provision for credit losses	49	461	190	957
Noninterest Expense:
Salaries and employee benefits	1,303	1,213	2,583	2,386
Occupancy	169	166	347	330
Equipment	122	117	239	228
Outside service fees and processing	299	282	621	548
Marketing and development	319	215	609	441
Telecommunication	54	54	109	102
Intangible amortization	34	32	67	64
Other expense	444	324	832	601

Total noninterest expense	2,744	2,403	5,407	4,700

Income from continuing operations	1,599	1,208	3,360	2,358
Applicable income taxes	480	361	1,009	700

Income from continuing operations, net of taxes	1,119	847	2,351	1,658

Discontinued operations
(Loss) income from discontinued operations	(5)	14	(4)	25
Applicable (tax benefit) income taxes	(1)	5	(1)	9

(Loss) income from discontinued operations, net of taxes	(4)	9	(3)	16

Net Income	$1,115	$856	$2,348	$1,674

Net income attributable to common stockholders’ equity	$1,115	$856	$2,348	$1,674

Basic earnings per share:
Income from continuing operations, net of taxes	$1.00	$0.75	$2.11	$1.45
Income from discontinued operations, net of taxes	—	0.01	—	0.02

Net Income	$1.00	$0.76	$2.11	$1.47

Diluted earnings per share:
Income from continuing operations, net of taxes	$0.99	$0.74	$2.08	$1.44
Income from discontinued operations, net of taxes	—	0.01	—	0.02

Net Income	$0.99	$0.75	$2.08	$1.46

The accompanying notes are an integral part of this statement.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Bank One Corporation and Subsidiaries

				Accumulated
				Other
				Adjustments to			Total
	Common		Retained	Stockholders'	Deferred	Treasury	Stockholders'
(In millions)	Stock	Surplus	Earnings	Equity	Compensation	Stock	Equity

Balance-December 31, 2002	$12	$10,239	$13,020	$(8)	$(157)	$(666)	$22,440

Net income			1,674				1,674
Change in fair value, investment securities-available for sale, net of taxes				(51)			(51)
Change in fair value of cash flow hedge derivatives, net of taxes				(21)			(21)
Minimum pension liability (1)				(2)			(2)
Translation gain, net of hedge results and taxes				6			6

Net income and changes in accumulated other adjustments to stockholders’ equity			1,674	(68)			1,606
Common stock cash dividends declared			(481)				(481)
Net purchases of common stock		(27)				(1,221)	(1,248)
Restricted stock awards granted, net of forfeitures and amortization					(88)		(88)
Stock option grants		29					29
Other		(1)					(1)

Balance- June 30, 2003	$12	$10,240	$14,213	$(76)	$(245)	$(1,887)	$22,257

Balance-December 31, 2003	$12	$10,290	$15,514	$127	$(189)	$(2,335)	$23,419

Net income			2,348				2,348
Change in fair value, investment securities-available for sale, net of taxes				(557)			(557)
Change in fair value of cash-flow hedge derivatives, net of taxes				240			240
Minimum pension liability (1)				2			2
Translation loss, net of hedge results and taxes				(4)			(4)

Net income and changes in accumulated other adjustments to stockholders’ equity			2,348	(319)			2,029
Common stock cash dividends declared			(1,012)				(1,012)
Net purchases of common stock		185				(435)	(250)
Restricted stock awards granted, net of forfeitures and amortization					(88)		(88)
Stock option grants		58					58

Balance- June 30, 2004	$12	$10,533	$16,850	$(192)	$(277)	$(2,770)	$24,156

(1)	Relates primarily to the nonqualified supplemental pension plan.

The accompanying notes are an integral part of this statement.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Bank One Corporation and Subsidiaries

	Six Months Ended June 30
(In millions)	2004	2003

Cash Flows from Operating Activities of Continuing Operations:
Net income	$2,348	$1,674
Less: (loss) income from discontinued operations, net of taxes	(3)	16

Income from continuing operations, net of taxes	2,351	1,658
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	292	275
Provision for credit losses	190	957
Investment securities gains, net	(65)	(221)
Change in net derivative product assets and liabilities	(93)	(518)
Change in trading assets	8,455	(4,288)
Change in other assets	62	(2,145)
Change in other liabilities	(310)	5,217
Other operating adjustments	169	(297)

Net cash provided by operating activities	11,051	638
Cash Flows from Investing Activities of Continuing Operations:
Change in federal funds sold and securities under resale agreements	3,388	(4,283)
Securities available for sale:
Purchases	(22,996)	(46,740)
Maturities	7,987	9,061
Sales	28,318	25,717
Credit card receivables securitized	4,890	7,375
Change in interests in purchased receivables	2,754	—
Change in loans	(4,470)	(808)
Loan recoveries	218	231
Additions to premises and equipment	(736)	(577)
Proceeds from sales of premises and equipment	42	65
Business acquisitions, net of cash received	(1,111)	—
All other investing activities, net	581	431

Net cash provided by (used in) investing activities	18,865	(9,528)
Cash Flows from Financing Activities of Continuing Operations:
Change in deposits	(173)	1,924
Change in federal funds purchased and securities sold under repurchase agreements	(13,317)	10,804
Change in other short-term borrowings	(9,423)	1,219
Proceeds from issuance of long-term debt	1,416	8,483
Repayment of long-term debt	(5,387)	(5,738)
Treasury stock acquired	(817)	(1,435)
Cash dividends paid	(785)	(487)
Proceeds from issuance of common and treasury stock	364	61
All other financing activities, net	(3)	29

Net cash (used in) provided by financing activities	(28,125)	14,860
Effect of exchange rate changes on cash and cash equivalents	15	29

Discontinued Operations:
Net cash (used in) provided by discontinued operations	(9)	16

Net increase in cash and cash equivalents	1,797	6,015
Cash and cash equivalents at beginning of period	20,182	19,423

Cash and cash equivalents at end of period	$21,979	$25,438

Other cash flow disclosures from continuing operations:
Interest paid	$2,132	$2,140
Income taxes paid	1,100	456

Noncash disclosure:
Loans transferred to other real estate owned	100	207

The accompanying notes are an integral part of this statement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Bank One Corporation and Subsidiaries

Note 1—Summary of Significant Accounting Policies
The consolidated financial statements of Bank One Corporation and its subsidiaries (the “Corporation”) have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all normal recurring adjustments have been included for a fair statement of this interim financial information. Certain prior-period financial statement information has been reclassified to conform to the current quarter presentation. The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Certain assets and liabilities, primarily derivative assets and liabilities as well as resale and repurchase agreements, are reported on a net basis by counterparty if legally enforceable master netting arrangements are in place.

These notes to the consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Corporation’s 2003 Annual Report.

Credit Card Revenue Sharing Agreements
The Corporation has contractual agreements with numerous affinity organizations and co-brand partners, which grant to the Corporation exclusive rights to market to their members or customers. These organizations and partners provide to the Corporation their endorsement of the credit card programs, mailing lists, and may also conduct marketing activities, and provide awards under the various credit card award programs. The terms of these agreements generally range from 3 to 10 years. The economic incentives the Corporation pays to the endorsing organizations and partners typically include payments based on new accounts, activation, charge volumes, and the cost of their marketing activities and awards.

The Corporation recognizes the portion of its payments based on new accounts to the affinity organizations and co-brand partners as deferred loan origination costs. The Corporation defers these costs and amortizes them over 12 months. The Corporation expenses payments based on marketing efforts performed by the endorsing organization or partner to activate a new account after the account has been originated as incurred. Payments based on charge volumes are considered by the Corporation as revenue sharing with the affinity organizations and co-brand partners, and are deducted from credit card revenue as the related revenue is earned.

Note 2—New Accounting Pronouncements
Accounting for Postretirement Health Care Plans which Provide Prescription Drug Benefits
In May 2004, the FASB issued FSP No. FAS106-2, which provides guidance on the accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”); the Act was signed into law on December 8, 2003. Under the Act, a subsidy is available to sponsors of postretirement health care plans whose benefits are actuarially equivalent to Medicare Part D.

Consolidation of Variable Interest Entities (“VIEs”)
In December 2003, the FASB issued Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities” (“FIN No. 46R”), which provides further guidance on the accounting for variable interest entities. As permitted by FIN No. 46R, the Corporation applied the provisions of FIN No. 46 as of December 31, 2003. The Corporation consolidated $39.6 billion of assets and liabilities as a result of implementing FIN No. 46 related to its asset-backed conduit business and an investment vehicle. For additional discussion of the Corporation’s asset-backed conduit business see “Asset-Backed Finance Programs” beginning on page 74 of the Corporation’s 2003 Annual Report. The Corporation adopted the provisions of FIN No. 46R in the first quarter 2004. The impact of the adoption of FIN No. 46R in the first quarter 2004 was not material to the Corporation’s operating results, financial position or cash flows. Under the provisions of FIN No. 46R, the Corporation deconsolidated guaranteed preferred beneficial interests in junior subordinated debt.

The entities in which the Corporation has retained interests related to credit card securitizations and investments in commercial mortgage-backed securities will not be consolidated since both transaction structures are exempt from the requirements of FIN No. 46 and FIN No. 46R.

Derivative Instruments and Hedging Activities
Effective July 1, 2003, the Corporation adopted SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” The impact of adoption was not material to the Corporation’s operating results, financial position or cash flows.

Accounting and Reporting for Certain Long-Duration Contracts and Separate Accounts
In 2003, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position 03-1, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts” (“SOP 03-1”) which provides guidance on accounting and reporting by insurance companies for certain nontraditional long-duration contracts and for separate accounts. SOP 03-1 clarifies, among other things, the definition and accounting for separate accounts and contract holder funds, and requires companies to distinguish between insurance contracts and investment contracts based on the amount of mortality or morbidity risks inherent in the contract. For contracts classified as insurance contracts that contain death or other insurance benefit features, a liability in excess of the account balance must be established to reflect the benefits expected to be paid in future periods. Reinsurers of such risks should also establish an equivalent liability.

The Corporation adopted the provisions of SOP 03-1 as of January 1, 2004, through a cumulative change in accounting principle recorded in earnings. The impact of SOP 03-1 was not material to the Corporation’s results of operations, financial position or cash flows.

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity
Effective July 1, 2003, the Corporation adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 modifies the accounting for certain financial instruments with characteristics of both liabilities and equity. Prior to July 1, 2003, guaranteed preferred beneficial interests in the Corporation’s junior subordinated debt were classified as a separate liability, with distributions on these securities included in interest expense on long-term debt. Currently, trust preferred capital securities are included as a component of long-term debt, with no change in the reporting of distributions.

Note 3—Acquisitions
In May 2004, the Corporation completed the purchase of Circuit City Store’s, Inc. private-label credit card business, including both its private-label Circuit City credit card accounts and its co-branded Circuit City Plus Visa credit card accounts, with managed loan receivables of $1.8 billion at time of acquisition.

In the fourth quarter 2003, the Corporation purchased Security Capital Research & Management Incorporated, a recognized expert in developing real estate investment products, with approximately $3.7 billion in assets under management at the time of acquisition.

Effective September 1, 2003, the Corporation acquired for cash, key business components of Zurich Life, a U.S. life and annuity operation of Zurich Financial Services Group. Zurich Life, based in Elgin, Illinois, is a leading underwriter of term life insurance serving consumers through both a national network of licensed brokers/insurance agents and the direct marketing platform of its One Life Direct (formerly Zurich Direct) agency. It is also a significant underwriter of fixed and variable annuities, with a recognized expertise in the teachers’ annuity market. Zurich Life has regulatory and operating insurance authority in all 50 states. The acquisition expands the Corporation’s existing insurance product offerings.

The Corporation recorded the Zurich Life assets acquired and liabilities assumed, including insurance policy and claims reserves, at fair value. The Corporation acquired total assets of approximately $6.7 billion, consisting primarily of fixed income investment securities and $6.3 billion of insurance policy and claims reserves, and recorded approximately $116 million in goodwill. In conjunction with the acquisition, the Corporation reinsured separate accounts of the seller, Zurich Financial Services Group, that are netted in the Corporation’s balance sheet in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts” (“FIN No. 39”).

Note 4 — Discontinued Operations
On November 14, 2003, the Corporation sold its corporate trust services business to JPMorgan Chase for approximately $720 million and recorded a gain of $380 million, net of taxes, from discontinued operations. The sale included the corporate, municipal, structured finance and escrow businesses as well as the document custody and London corporate trust operations. Approximately 10% of the sales price remained unpaid because it was contingent upon business retention. Upon the consummation of the merger of the Corporation with and into JPMorgan Chase as discussed in Note 19, “Subsequent Event”, the sales agreement for the corporate trust services business was amended to rescind the additional contingent sales price. As part of the sale, the Corporation has agreed to indemnify, subject to certain limitations, JPMorgan Chase for losses, liabilities or obligations relating in any manner to, or arising from the corporate trust services business, or any corporation trust agreement to the extent such losses arose or were incurred prior to the sale date or resulted from the operation of the corporate trust services business prior to closing. Accordingly, the Corporation recorded a reserve for those potential losses.

The following is summarized financial information for discontinued operations:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2004	2003	2004	2003

Total revenues, net of interest expense	$—	$35	$13	$70
Total noninterest expenses (excluding taxes)	5	21	17	45

(Loss) income before income taxes	(5)	14	(4)	25
Applicable income (tax benefit) taxes	(1)	5	(1)	9

Net (loss) income	$(4)	$9	$(3)	$16

Total assets	$1	$341

Note 5—Earnings per Share
Basic EPS is computed by dividing income available to common stockholders by the average number of common shares outstanding for the period. Except when the effect would be antidilutive, the diluted EPS calculation includes shares that could be issued under outstanding stock options and the employee stock purchase plan.

	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share data)	2004	2003	2004	2003

Net income available to common stockholders for basic and diluted EPS	$1,115	$856	$2,348	$1,674

Average shares outstanding	1,111	1,132	1,113	1,142
Stock options	17	8	18	8

Average shares outstanding assuming full dilution	1,128	1,140	1,131	1,150

Earnings per share:
Basic earnings per share
Income from continuing operations, net of taxes	$1.00	$0.75	$2.11	$1.45
Income from discontinued operations, net of taxes	—	0.01	—	0.02

Net Income	$1.00	$0.76	$2.11	$1.47

Diluted earnings per share
Income from continuing operations, net of taxes	$0.99	$0.74	$2.08	$1.44
Income from discontinued operations, net of taxes	—	0.01	—	0.02

Net Income	$0.99	$0.75	$2.08	$1.46

Note 6—Restructuring-Related Activity
Actions under the fourth quarter 2001 and the second quarter 2000 restructuring plans have been completed, with only payments of identified obligations remaining, which consist primarily of lease obligations. Unpaid amounts totaled $55 million and $33 million for these plans, respectively, as of June 30, 2004, and will be paid as required over the remaining contractual periods.

Note 7—Business Segments
The information below is consistent with the content of business segment data provided to the Corporation’s management, which does not use product group revenues to assess consolidated results. Aside from investment management and insurance products, product offerings are tailored to specific customer segments. As a result, the aggregation of product revenues and related profit measures across lines of business is not available.

Aside from the United States of America, no single country or geographic region generates a significant portion of the Corporation’s revenues or assets. In addition, there are no single customer concentrations of revenue or profitability.

The following table summarizes certain financial information by line of business for the periods indicated:

	Three Months Ended June 30						June 30
	2004	2003	2004	2003	2004	2003	2004	2003
	Total Revenues from		Income taxes provision
	continuing operations		(benefit) for continuing		Income (loss) from
(In millions)	FTE(1)		operations(1)		continuing operations		Total Assets

Retail	$1,704	$1,538	$281	$215	$485	$373	$60,130	$56,900
Commercial Banking	1,030	936	152	73	420	252	113,972	109,147
Card Services	1,439	1,200	239	175	389	279	47,710	43,597
Investment Management Group (2)	492	320	64	45	110	76	16,077	8,163
Corporate (2)	(228)	117	(211)	(108)	(285)	(133)	61,414	82,192

Total	$4,437	$4,111	$525	$400	$1,119	$847	$299,303	$299,999

	Six Months Ended June 30
	2004	2003	2004	2003	2004	2003
	Total Revenues from		Income taxes provision
	continuing operations		(benefit) for continuing		Income (loss) from
(In millions)	FTE(1)		operations(1)		continuing operations

Retail	$3,432	$3,119	$559	$442	$967	$768
Commercial Banking	2,031	1,908	311	129	845	472
Card Services	2,764	2,290	433	329	708	527
Investment Management Group (2)	1,004	632	142	89	243	149
Corporate (2)	(184)	142	(346)	(213)	(412)	(258)

Total	$9,047	$8,091	$1,099	$776	$2,351	$1,658

(1)
Total revenue-FTE and provision for (benefit of) income taxes include tax equivalent adjustments of $45 million and $39 million for three months ended June 30, 2004 and 2003, respectively. For the six months ended June 30, 2004 and 2003, tax equivalent adjustments were $90 million and $76 million, respectively.

(2)	Amounts presented are for continuing operations. Refer to Note 4, “Discontinued Operations,” for information related to corporate trust services.

Note 8—Interest Income and Interest Expense
Details of interest income and interest expense were as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions)	2004	2003	2004	2003

Interest Income:
Loans, including fees	$1,958	$2,218	$4,027	$4,520
Bank balances	16	7	28	17
Federal funds sold and securities purchased under resale agreements	24	43	51	86
Trading assets	62	86	157	160
Investment securities	1,023	776	2,024	1,534
Interests in purchased receivables	90	—	183	—

Total interest income	3,173	3,130	6,470	6,317
Interest Expense:
Deposits	464	525	936	1,079
Federal funds purchased and securities sold under repurchase agreements	38	73	91	135
Other short-term borrowings	147	90	318	177
Long-term debt	383	472	780	972

Total interest expense	1,032	1,160	2,125	2,363
Net interest income	2,141	1,970	4,345	3,954
Provision for credit losses	49	461	190	957

Net interest income after provision for credit losses	$2,092	$1,509	$4,155	$2,997

Note 9—Investment Securities

The summary of the Corporation’s investment portfolio follows:

	At June 30, 2004
		Gross Unrealized	Gross Unrealized	Fair Value
(In millions)	Amortized Cost	Gains	Losses	(Book Value)

U.S. government and federal agencies/ corporations obligations:
Mortgage-backed securities	$21,118	$34	$349	$20,803
Collateralized mortgage obligations	2	—	—	2
Agency obligations	743	5	2	746
U.S. treasuries	3,495	3	43	3,455
States and political subdivisions	71	—	—	71
Interests in credit card securitized receivables (1)	29,481	196	—	29,677
Other debt securities	11,943	49	56	11,936
Equity securities (1)	3,880	2	17	3,865

Total available for sale securities	$70,733	$289	$467	$70,555

Principal and other investments (2)				2,542

Total investment securities				$73,097

	At December 31, 2003 (3)
		Gross Unrealized	Gross Unrealized	Fair Value
(In millions)	Amortized Cost	Gains	Losses	(Book Value)

U.S. government and federal agencies/ corporations obligations:
Mortgage-backed securities	$29,959	$320	$36	$30,243
Collateralized mortgage obligations	118	1	—	119
Agency obligations	943	4	3	944
U.S. treasuries	5,606	28	30	5,604
States and political subdivisions	1,262	59	9	1,312
Interests in credit card securitized receivables (1)	26,626	179	—	26,805
Other debt securities	12,942	186	17	13,111
Equity securities (1)	4,252	5	7	4,250

Total available for sale securities	$81,708	$782	$102	$82,388

Principal and other investments (2)				2,563

Total investment securities				$84,951

(1)	The fair values of certain securities for which market quotations were not available were estimated.

(2)	The fair values of certain securities reflect liquidity and other market-related factors, and include investments accounted for at fair value consistent with specialized industry practice.

(3)	Prior period amounts have been reclassified to conform with current period presentation.

For the three months ended June 30, 2004, gross recognized gains and losses on available-for-sale investment securities were $332 million and $399 million, respectively. For the three months ended June 30, 2003, gross recognized gains and losses on available-for-sale investment securities were $106 million and $12 million, respectively.

For the six months ended June 30, 2004, gross recognized gains and losses on available-for-sale investment securities were $515 million and $460 million, respectively. For the six months ended June 30, 2003, gross recognized gains and losses on available-for-sale investment securities were $198 million and $44 million, respectively.

Note 10—Allowance for Credit Losses
The allowance for credit losses is comprised of an allowance for loan losses and a reserve for unfunded commitments and standby letters of credit.

                    Changes in the allowance for loan losses were as follows:

For the period ended:	June 30	March 31	December 31	September 30	June 30
(In millions)	2004	2004	2003	2003	2003

Balance, beginning of period	$3,323	$3,472	$3,907	$3,962	$3,926
Additions (deductions):
Charge-offs	(328)	(385)	(1,206)	(642)	(618)
Recoveries	104	113	122	102	129

Net charge-offs	(224)	(272)	(1,084)	(540)	(489)
Provision for loan losses	49	123	649	485	525
Transfers (1)	(25)	—	—	—	—

Balance, end of period	$3,123	$3,323	$3,472	$3,907	$3,962

(1)	Second quarter 2004 represents allowance associated with transfer of a loan portfolio.

                    Changes in the reserve for unfunded commitments and standby letters of credit were as follows:

For the period ended:	June 30	March 31	December 31	September 30	June 30
(In millions)	2004	2004	2003	2003	2003

Balance, beginning of period	$508	$490	$467	$536	$600
Provision for credit losses	—	18	23	(69)	(64)

Balance, end of period	$508	$508	$490	$467	$536

Note 11—Goodwill and Other Intangible Assets
Goodwill and intangible assets with an indefinite life are not amortized, but are subject to an impairment test at least annually. Goodwill is tested annually at the reporting segment level or more often if events or circumstances suggest potential impairment.

Other acquired intangible assets determined to have a finite life, such as core deposits and credit card relationships, are amortized over their estimated useful life in a manner that best reflects the economic benefits of the intangible asset. Intangible assets with a finite life are periodically reviewed for other than temporary impairment.

        (a) Goodwill

The Corporation had goodwill of $2.1 billion at June 30, 2004 and December 31, 2003, with no impairment recorded.

The allocation of goodwill by line of business was as follows:

	June 30	December 31
(In millions)	2004	2003

Retail	$516	$516
Commercial Banking	139	139
Card Services	1,207	1,206
Investment Management Group	195	200
Corporate	—	—

Total Goodwill	$2,057	$2,061

     (b) Other Intangible Assets

As of June 30, 2004, indefinite lived intangible assets that are not subject to amortization amounted to $14.6 million. Other intangible assets above do not include mortgage-servicing rights. Capitalized mortgage-servicing rights were $72.4 million and $71.0 million as of June 30, 2004 and December 31, 2003, respectively.

     The remaining components of finite life intangible assets were as follows:

	At June 30, 2004
(In millions)	Gross amount	Accumulated amortization	Net carrying value

Purchased customer relationships	$1,144	$781	$363
Other	440	193	247

Total intangible assets	$1,584	$974	$610

	At December 31, 2003
(In millions)	Gross amount	Accumulated amortization	Net carrying value

Purchased customer relationships	$1,136	$732	$404
Other	433	164	269

Total intangible assets	$1,569	$896	$673

For the six months ended June 30, 2004, intangible assets amortization expense was $67.0 million.

The amortization expense over the next five years for intangible assets recorded at June 30, 2004 is estimated to be as follows:

At June 30, 2004	2004(1)	2005	2006	2007	2008

(In millions)
Amortization expense	$84	$149	$106	$93	$76

(1)	Amount represents amortization expense for the remaining six months of 2004.

Note 12—Guaranteed Preferred Beneficial Interest in Junior Subordinated Debt
The Corporation has sponsored ten trusts with a total aggregate issuance outstanding of $3.4 billion at June 30, 2004 in trust preferred securities as follows:

	Trust Preferred			Junior Subordinated Debt Owned by Trust
		Initial		Initial
		Liquidation	Distribution	Principal		Redeemable
(Dollars in millions)	Issuance Date	Value	Rate	Amount	Maturity	Beginning

Capital VI	September 28, 2001	$525	7.20%	$541.2	October 15, 2031	October 15, 2006
Capital V	January 30, 2001	300	8.00%	309.3	January 30, 2031	January 30, 2006
Capital IV	August 30, 2000	160	3-mo LIBOR plus 1.50%	164.9	September 1, 2030	September 1, 2005
Capital III	August 30, 2000	475	8.75%	489.7	September 1, 2030	See (1) below.
Capital II	August 8, 2000	280	8.50%	288.7	August 15, 2030	August 15, 2005
Capital I	September 20, 1999	575	8.00%	592.8	September 15, 2029	September 20, 2004
First Chicago
NBD Capital 1	January 31, 1997	250	3-mo LIBOR plus 0.55%	257.7	February 1, 2027	February 1, 2007
First USA
Capital Trust I (2)	December 20, 1996	200	9.33%	206.2	January 15, 2027	January 15, 2007
First Chicago
NBD Institutional Capital B	December 5, 1996	250	7.75%	257.7	December 1, 2026	December 1, 2006
First Chicago
NBD Institutional Capital A	December 3, 1996	500	7.95%	515.5	December 1, 2026	December 1, 2006

(1)	Redeemable at any time subject to approval by the Federal Reserve Board.

(2)	The Corporation paid a premium of $36 million to repurchase $193 million of these securities in 1997.

These trust preferred securities are tax-advantaged issues that qualify for Tier 1 capital treatment. Distributions on these securities are included in interest expense on long-term debt. Each of the trusts is a statutory business trust organized for the sole purpose of issuing trust securities and investing the proceeds thereof in junior subordinated debentures of the Corporation, the sole asset of each trust. The preferred trust securities of each trust represent preferred beneficial interests in the assets of the respective trusts and are subject to mandatory redemption upon payment of the junior subordinated debentures held by the trust. The common securities of each trust are wholly-owned by the Corporation. Under the provisions of FIN No. 46R, the Corporation deconsolidated guaranteed preferred beneficial interests in junior subordinated debt. Each trust’s ability to pay amounts due on the trust preferred securities is solely dependent upon the Corporation making payment on the related junior subordinated debentures. The Corporation’s obligations under the junior subordinated securities and other relevant trust agreements, in aggregate, constitute a full and unconditional guarantee by the Corporation of each respective trust’s obligations under the trust securities issued by such trust.

Note 13—Supplemental Disclosures for Accumulated Other Adjustments to Stockholders’ Equity
Accumulated other adjustments to stockholders’ equity were as follows:

	Six Months Ended June 30
(In millions)	2004	2003

Fair value adjustment on investment securities—available for sale:
Balance, beginning of period	$435	$552
Change in fair value, net of taxes of $(292) and $23 for the six months ended June 30, 2004 and 2003, respectively	(522)	46
Reclassification adjustment, net of taxes of $(20) and $(55) for the six months ended June 30, 2004 and 2003, respectively	(35)	(97)

Balance, end of period	(122)	501

Fair value adjustment on derivative instruments—cash flow type hedges:
Balance, beginning of period	(275)	(560)
Net change in fair value associated with current period hedging activities, net of taxes of $58 and $(111) for the six months ended June 30, 2004 and 2003, respectively	129	(192)
Reclassification into earnings, net of taxes of $76 and $99 for the six months ended June 30, 2004 and 2003, respectively	111	171

Balance, end of period	(35)	(581)

Accumulated translation adjustment:
Balance, beginning of period	2	—
Translation (loss) gain, net of hedge results and taxes	(4)	6

Balance, end of period	(2)	6

Minimum pension liability (1):
Balance, beginning of period	(35)	—
Change in minimum pension liability, net of taxes	2	(2)

Balance, end of period	(33)	(2)

Total accumulated other adjustments to stockholders’ equity	$(192)	$(76)

(1)	Relates primarily to the nonqualified supplemental pension plan.

Note 14—Pension and Postretirement Employee Benefit Plans
For a discussion of the Corporation’s pension and postretirement employee benefit plans, see Note 19 on pages 99-101 of the 2003 Annual Report.

	Pension plans (a)
	Qualified		Nonqualified		Postretirement benefit plans (1)(b)
	Three Months ended June 30
(In millions)	2004	2003	2004	2003	2004	2003

Components of net periodic cost/benefit
Service cost — benefits earned during the period	$25	$25	$—	$—	$—	$—
Interest cost on benefit obligation	37	39	2	2	4	4
Expected return on plan assets	(65)	(66)	—	—	(1)	(1)
Amortization of prior service costs	—	1	1	1	—	(3)
Recognition of actuarial loss	2	—	1	2	1	1

Net periodic (benefit) cost	$(1)	$(1)	$4	$5	$4	$1

	Pension plans (a)
	Qualified		Nonqualified		Postretirement benefit plans (1)(b)
	Six Months ended June 30
(In millions)	2004	2003	2004	2003	2004	2003

Components of net periodic cost/benefit
Service cost — benefits earned during the period	$50	$50	$1	$1	$—	$—
Interest cost on benefit obligation	74	78	3	4	8	8
Expected return on plan assets	(131)	(132)	—	—	(2)	(2)
Amortization of prior service costs	1	2	2	2	—	(6)
Recognition of actuarial loss	4	—	3	3	2	2

Net periodic (benefit) cost	$(2)	$(2)	$9	$10	$8	$2

(1)	The accumulated postretirement benefit obligation and net periodic benefit costs do not reflect the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

(a)     Pension Plans
The expected long-term rate of return on plan assets is 7.5% in 2004.

Employer Contributions
In the 2003 Annual Report, the Corporation disclosed that it expected to contribute $147 million to its qualified pension plan in 2004. The actuarial valuation for the plan reflected the maximum tax-deductible contribution for 2004 to be $121 million. As of June 30, 2004, $121 million has been contributed, and the Corporation expects to make no additional contributions over the remainder of the year.

Also, the Corporation disclosed that it expected to pay out $13 million from corporate assets to participants in the non-qualified pension plan in 2004. The subsequently completed actuarial valuation for the plan revised expected payouts to $16 million.

(b)     Postretirement Benefits Other Than Pensions
The expected long-term rate of return on plan assets is 4.75% in 2004.

Employer Contributions
In the 2003 Annual Report, the Corporation disclosed that it expected to contribute $16 million to its qualified postretirement plan in 2004. The actuarial valuation for the plan reflected the maximum tax-deductible contribution for 2004 to be $17 million. As of June 30, 2004, $17 million has been contributed, and the Corporation expects to make no additional contributions over the remainder of the year.

Note 15—Stock-Based Compensation
The Corporation utilizes stock-based awards, including restricted shares, restricted stock units and stock options, as part of its overall compensation program. In addition, the Corporation provides employees the opportunity to purchase its shares through an Employee Stock Purchase Plan.

Effective January 1, 2002, the Corporation adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment to FASB Statement No. 123” (“SFAS No. 148”), and selected the prospective method of transition and began recognizing compensation expense based on the fair value method on newly granted stock awards. Under this method, compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the vesting period of the grant. Pursuant to the requirements of SFAS No. 123, as amended by SFAS No. 148, options granted prior to January 1, 2002, continue to be accounted for under APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”). Under APB No. 25, no compensation expense is recognized when the exercise price is greater than or equal to the market price of the underlying common stock on the date of grant.

Awards under the Corporation’s stock compensation plans vest over periods ranging primarily from three to five years. Therefore, the expense related to stock option compensation included in the determination of net income for 2004 and 2003 was less than that which would have been recognized if the fair value method had been applied to all awards since the original effective date of SFAS No. 123. The net income and earnings per share implications if the fair value method had been applied to all awards vesting during the three and six months ended June 30, 2004 and 2003 would have been as follows:

	Three Months Ended June 30		Six Months Ended June 30
(In millions, except per share data)	2004	2003	2004	2003

Net income attributable to common stockholders’ equity	$1,115	$856	$2,348	$1,674
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	46	26	83	53
Deduct: Total stock-based employee compensation expense determined under the fair value method for all awards vesting during the period, net of related tax effects	54	34	99	69

Pro forma net income attributable to common stockholders’ equity	$1,107	$848	$2,332	$1,658
Earnings per share:
Basic — as reported	1.00	0.76	2.11	1.47
Basic — pro forma	1.00	0.75	2.10	1.45

Diluted — as reported	0.99	0.75	2.08	1.46
Diluted — pro forma	0.98	0.74	2.06	1.44

Other disclosures related to stock options have not materially changed from the disclosure provided in Note 20, “Stock-Based Compensation” of the Corporation’s 2003 Annual Report on pages 101-103.

Note 16—Financial Instruments with Off-Balance Sheet Risk
In the normal course of business, the Corporation is a party to financial instruments containing credit and/or market risks. These financial instruments are primarily credit-related instruments. The Corporation has risk management policies to identify, monitor and limit exposure to credit, liquidity and market risks. To mitigate credit risk for financial guarantees, the Corporation generally determines the need for specific covenant, guarantee and collateral requirements on a case-by-case basis, depending on the nature of the financial instrument and the customer’s creditworthiness.

The following is a summary of financial instruments that are considered guarantees in accordance with FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Indebtedness of Others”:

	June 30, 2004		December 31, 2003
	Contract	Carrying	Contract	Carrying
(In millions)	Amount	Value (3)	Amount	Value (3)

Standby letters of credit and foreign office guarantees (1)(2)	$46,539	$437	$25,874	$291
Loans sold with recourse	2,078	7	2,620	10
Swap guarantees	97	2	102	4
Asset purchase agreements (4)	192	—	2,155	—

(1)
The contract amount of financial standby letters of credit and foreign office guarantees and performance standby letters of credit and foreign guarantees totaled $43.1 billion and $3.4 billion and $22.6 billion and $3.3 billion at June 30, 2004 and December 31, 2003, respectively.

(2)	Includes $11.2 billion and $8.8 billion at June 30, 2004 and December 31, 2003, respectively, participated to other institutions.

(3)
The carrying value of financial guarantees includes amounts deferred and recognized in income over the life of the contract and amounts for inherent losses in accordance with FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). These amounts are reported in other liabilities.

(4)	Certain asset purchase agreements entered into in conjunction with the Corporation’s asset-backed conduit program qualify as financial guarantees.

For a discussion of these types of agreements, see “Financial Guarantees” in the Corporation’s 2003 Annual Report on page 105.

The Corporation also sells put options that are considered a form of financial guarantee when the counterparties that purchase the contracts actually own the reference financial instrument (primarily loans, commodities and equities). A put option sold by the Corporation provides the counterparty the right to sell (i.e., “put”) the reference asset to the Corporation at a pre-determined price.

The following table summarizes the Corporation’s inventory of sold put options as of June 30, 2004, in which it was probable that the counterparty owns the reference financial instrument:

	Contract	Carrying
(In millions)	Amount	Value

Loans	$4,358	$52
Commodities	1,045	(20)
Equities	42	(2)

The Corporation, as lending agent, will indemnify certain customers in securities lending transactions from default by the parties borrowing the securities. This indemnification is covered by the Corporation obtaining and maintaining collateral provided by the borrower exceeding 100% of the underlying security’s market value. The market value of securities indemnified by the Corporation were $2.6 billion as of June 30, 2004 and $3.5 billion as of December 31, 2003. Other types of indemnification agreements that function as financial guarantees are considered to have remote risk of loss, historical loss experience is negligible and maximum exposure to loss is not possible to estimate due to the pervasive, yet low risk, nature of these agreements.

Note 17—Collateral Policy Related to Certain Asset Transfer Activity
The maximum outstanding amount of securities under resale agreements and securities borrowed at any end of day during the quarters ended June 30, 2004 and 2003 was $6.1 billion and $15.4 billion, respectively. The average outstanding amount of securities under resale and securities borrowing agreements during the quarters ended June 30, 2004 and 2003 was $4.2 billion and $9.5 billion, respectively.

Note 18—Contingent Liabilities
The Corporation and certain of its subsidiaries have been named as defendants in various legal proceedings, including certain class actions, arising out of the normal course of business or operations. In certain of these proceedings, which are based on alleged violations of consumer protection, securities, banking, insurance and other laws, rules or principles, substantial money damages may be asserted against the Corporation and its subsidiaries. Since the Corporation and certain of its subsidiaries, which are regulated by one or more federal and state regulatory authorities, are the subject of numerous examinations and reviews by such authorities, the Corporation also is and will be, from time to time, normally engaged in various disagreements with regulators, related primarily to its financial services businesses. The Corporation also receives tax deficiency assessments from various taxing jurisdictions.

In view of the inherent difficulty of predicting the outcome of such matters, the Corporation cannot state what the eventual outcome of pending matters will be; however, based on current knowledge and after consultation with counsel, management does not believe that liabilities arising from these matters, if any, will have a material adverse effect on the consolidated financial position or results of operations of the Corporation.

Note 19—Subsequent Event
Effective July 1, 2004, the Corporation merged with and into JPMorgan Chase pursuant to the Agreement and Plan of Merger, dated as of January 14, 2004. As a result of the merger, each outstanding share of Bank One common stock was converted in a stock-for-stock exchange into the right to receive 1.32 shares of JPMorgan Chase common stock. The merger is being accounted for using the purchase method of accounting.

SELECTED STATISTICAL INFORMATION
Bank One Corporation and Subsidiaries

Average Balances/Net Interest Margin/Rates

	Three Months Ended
	June 30, 2004			March 31, 2004
	Average		Average	Average		Average
(Dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Short-term investments	$11,994	$39	1.31%	$14,008	$40	1.15%
Trading assets (1)	6,236	62	4.00	10,187	95	3.75
Investment securities:
U.S. government agencies	32,991	473	5.77	37,483	455	4.88
States and political subdivisions	972	17	7.03	1,311	21	6.44
Other	48,157	565	4.72	45,556	557	4.92

Total investment securities (1)(2)	82,120	1,055	5.17	84,350	1,033	4.93
Interests in purchased receivables (2)	28,982	90	1.25	31,145	93	1.20
Loans (1)(2)(3)	136,932	1,972	5.79	138,652	2,081	6.04

Total earning assets	266,264	3,218	4.86	278,342	3,342	4.83
Allowance for loan losses (4)	(3,258)			(3,446)
Other assets — nonearning	42,138			42,697

Total assets	$305,144			$317,593

Liabilities and Stockholders’ Equity
Deposits — interest-bearing: (5)
Savings	$11,211	$13	0.47%	$10,732	$13	0.49%
Money market	72,689	187	1.03	69,419	171	0.99
Time	21,602	210	3.91	22,467	227	4.06
Foreign offices (6)	14,947	54	1.45	16,328	61	1.50

Total deposits — interest-bearing	120,449	464	1.55	118,946	472	1.60
Federal funds purchased and securities sold under repurchase agreements	11,209	38	1.36	16,914	53	1.26
Other short-term borrowings (2)	38,917	147	1.52	44,454	171	1.55
Long-term debt (2)(7)	43,975	383	3.50	46,285	397	3.45

Total interest-bearing liabilities	214,550	1,032	1.93	226,599	1,093	1.94

Noninterest-bearing deposits	44,461			44,051
Other liabilities (4)	22,122			22,776
Common stockholders’ equity	24,011			24,167

Total liabilities and stockholder’ equity	$305,144			$317,593

Interest income		$3,218			$3,342
Interest expense		1,032			1,093

Net interest income		$2,186			$2,249

Interest income/earning assets			4.86%			4.83%
Interest expense/earning assets			1.56			1.58

Net interest margin			3.30%			3.25%

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.

(2)	Impacted by the adoption of FIN No. 46.

(3)	Nonperforming loans are included in average balances used to determine average rate.

(4)	Reserves related to unfunded lending commitments and standby letters of credit were reclassified from the allowance for loan losses to other liabilities for all periods presented.

(5)	On a consolidated basis, demand deposit balances are routinely swept into money market. On a line of business basis, balances are presented without the impact of sweeps.

(6)	Includes international banking facility deposit balances in domestic offices and balances of Edge Act and overseas offices.

(7)	Includes trust preferred capital securities.

SELECTED STATISTICAL INFORMATION
Bank One Corporation and Subsidiaries

Average Balances/Net Interest Margin/Rates

Three Months Ended
December 31, 2003			September 30, 2003			June 30, 2003
Average		Average	Average		Average	Average		Average
Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

$16,316	$43	1.05%	$17,029	$41	0.96%	$17,775	$50	1.13%
12,139	107	3.50	11,669	100	3.40	10,211	87	3.42

35,817	393	4.35	36,937	366	3.93	33,356	336	4.04
1,300	22	6.71	1,278	21	6.52	1,237	21	6.81
38,662	538	5.52	33,523	466	5.52	32,142	444	5.54

75,779	953	4.99	71,738	853	4.72	66,735	801	4.81
358	—	—	—	—	—	—	—	—
139,741	2,114	6.00	144,162	2,219	6.11	144,635	2,231	6.19

244,333	3,217	5.22	244,598	3,213	5.21	239,356	3,169	5.31
(3,676)			(4,012)			(3,999)
41,089			43,090			41,452

$281,746			$283,676			$276,809

$10,483	$13	0.49%	$10,453	$19	0.72%	$10,260	$14	0.55%
66,925	166	0.98	64,728	154	0.94	62,881	171	1.09
23,471	231	3.90	25,014	251	3.98	27,104	274	4.05
16,085	59	1.46	16,244	59	1.44	15,985	65	1.63

116,964	469	1.59	116,439	483	1.65	116,230	524	1.81

21,491	66	1.22	23,003	70	1.21	20,383	73	1.44
10,935	83	3.01	11,216	81	2.87	13,413	90	2.69
44,313	445	3.98	45,248	452	3.96	45,014	473	4.21

193,703	1,063	2.18	195,906	1,086	2.20	195,040	1,160	2.39

43,156			45,995			44,077
21,770			19,563			15,230
23,117			22,212			22,462

$281,746			$283,676			$276,809

	$3,217			$3,213			$3,169
	1,063			1,086			1,160

	$2,154			$2,127			$2,009

		5.22%			5.21%			5.31%
		1.72			1.76			1.94

		3.50%			3.45%			3.37%

SELECTED STATISTICAL INFORMATION
Bank One Corporation and Subsidiaries

Average Balances/Net Interest Margin/Rates

	Six Months Ended June 30
	2004			2003
	Average		Average	Average		Average
(Dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Short-term investments	$13,001	$79	1.22%	$17,723	$104	1.18%
Trading assets (1)	8,212	157	3.84	9,318	161	3.48
Investment securities:
U.S. government agencies	35,237	928	5.30	31,206	616	3.98
States and political subdivisions	1,142	38	6.69	1,203	41	6.87
Other	46,856	1,122	4.82	33,489	925	5.57

Total investment securities (1)(2)	83,235	2,088	5.04	65,898	1,582	4.84
Interests in purchased receivables (2)	30,063	183	1.22	—	—	—
Loans (1)(2)(3)	137,792	4,053	5.92	145,522	4,546	6.30

Total earning assets	272,303	6,560	4.84	238,461	6,393	5.41
Allowance for loan losses (4)	(3,352)			(3,979)
Other assets — nonearning	42,417			40,179

Total assets	$311,368			$274,661

Liabilities and Stockholders’ Equity
Deposits — interest-bearing: (5)
Savings	$10,972	$26	0.48%	$9,963	$28	0.57%
Money market	71,054	358	1.01	60,409	345	1.15
Time	22,034	437	3.99	28,246	580	4.14
Foreign offices (6)	15,636	115	1.48	15,149	126	1.68

Total deposits — interest-bearing	119,696	936	1.57	113,767	1,079	1.91
Federal funds purchased and securities sold under repurchase agreements	14,062	91	1.30	18,634	135	1.46
Other short-term borrowings (2)	41,685	318	1.53	12,925	177	2.76
Long-term debt (2)(7)	45,130	780	3.48	44,823	972	4.37

Total interest-bearing liabilities	220,573	2,125	1.94	190,149	2,363	2.51

Noninterest-bearing deposits	44,257			46,815
Other liabilities (4)	22,449			15,156
Common stockholders’ equity	24,089			22,541

Total liabilities and stockholder’ equity	$311,368			$274,661

Interest income		$6,560			$6,393
Interest expense		2,125			2,363

Net interest income		$4,435			$4,030

Interest income/earning assets			4.84%			5.41%
Interest expense/earning assets			1.56			2.00

Net interest margin			3.28%			3.41%

For footnote detail see page 20.